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                                                                   EXHIBIT 10.5




                           NOTE SECURED BY REAL ESTATE

$3,000,000                Greeneville, Tennessee                 March 25, 1999


         FOR VALUE RECEIVED, the undersigned, LANDAIR TRANSPORTATION PROPERTIES, INC., a Tennessee corporation ("Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 2841 East Andrew Johnson Highway, Greeneville, Tennessee 37745, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), together with interest on the outstanding principal balance hereof from date at an annual rate of seven and five one-hundredths percent (7.05%) per annum; provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year to the extent permitted by applicable law.

         The principal amount owed hereunder, together with accrued interest thereon, shall be due and payable in equal monthly payments of $27,048.78 each on the 25th day of each successive month commencing on April 25, 1999 through and including March 25, 2004, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full. The said monthly payment is calculated based on an assumed amortization period of fifteen (15) years at the interest rate specified above. The undersigned recognizes and acknowledges that a principal balance shall therefore be due on said maturity date.

         All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty or premium except that, (i) a penalty of two percent (2%) of any portion of the principal amount hereof which is prepaid within the first twelve month period following the date hereof shall be due and payable to Holder upon such prepayment, and (ii) a penalty of one percent (1%) of any portion of the principal amount hereof which is prepaid within the second twelve month period following the date hereof shall be due and payable to Holder upon the date of such prepayment. Partial prepayments shall be applied to installments hereunder in such order as the Holder hereof shall determine in its sole discretion.


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         Time is of the essence of this Note. It is hereby expressly agreed that in the event any default shall occur:

         (i) in the payment of principal or interest as stipulated above and such default continues for more than ten (10) days after written notice to Maker (provided that Maker shall only be entitled to such ten-day grace period twice within any twelve-month period); or

         (ii) under that certain Mortgage Deed executed by Borrower for the benefit of Payee dated as of the date hereof (the "Mortgage"); or

         (iii) under that certain Guaranty Agreement executed by Landair Corporation (the "Guarantor") and the Payee dated as of the date hereof (the "Guaranty Agreement"); or

         (iv) under that certain Loan and Security Agreement between Guarantor and the Payee dated as of September 10, 1998 or any other document relating to the indebtedness of Guarantor described in, or evidenced by, such Loan and Security Agreement; or

         (v) under any other instrument or document now or hereafter further evidencing, securing or otherwise relating to the indebtedness evidenced hereby,

and such default is not cured within any applicable grace or cure period with respect thereto; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Mortgage and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker except as expressly set forth herein, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4.0%) in excess of the above-specified interest rate, as it varies from time to time, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to five percent (5%) of any payment hereunder that is not received by Holder within five (5) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that no late charge will be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge; and provided further that nothing in this paragraph shall be deemed to waive any other right or remedy of Holder by reason of Maker's failure to make payments when due hereunder.



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         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         To the extent permitted by applicable law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any appraisement, exception and homestead now provided, or that may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (1) the Mortgage, (2) the Guaranty Agreement, and (3) certain other instruments and documents as may be executed from time to time by Maker.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal



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balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms and/or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized manager as of the date first above written.


                                           MAKER:

                                           LANDAIR TRANSPORTATION
                                           PROPERTIES, INC.



                                           By: /s/ Richard H. Roberts
                                           Title: President





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